Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT
This Amendment No. 1 to Credit Agreement (this “Amendment”) dated as of February 20, 2018 (the “Effective Date”) is among Lilis Energy, Inc. (the “Borrower”), certain subsidiaries of the Borrower party hereto (each, a “Guarantor” and collectively, the “Guarantors”) and Riverstone Credit Management LLC, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (as defined in the Credit Agreement (as defined below)) and the Lenders (as defined below) party hereto.
INTRODUCTION
Whereas, the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent (as defined therein) and the lenders party thereto from time to time (the “Lenders”) are parties to that certain Amended and Restated Senior Secured Term Loan Credit Agreement dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Whereas, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein, and the Administrative Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Introduction above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. Section 1.2 of the Credit Agreement is hereby incorporated by reference herein mutatis mutandis.
Section 2.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties contained in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:
“Amendment No. 1 Effective Date” means February 20, 2018.
(b)    Section 8.9(d) of the Credit Agreement is hereby amended to read as follows:
(d)    Restricted Payments permitted pursuant to Section 9.6(a) or Section 9.6(b);
(c)    Section 9.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (a), (ii) replacing “.” at the end of clause (b) with “; and”, and (iii) adding a new clause (c) as set forth below:
(c)    at any time on or after the Amendment No. 1 Effective Date, the Borrower may repurchase shares of its common stock for an aggregate purchase price not to exceed $10,000,000; provided that the Borrower may not purchase any of its common stock pursuant to this clause (c) that is owned by any (A) Affiliate of the Borrower or current employee, officer, or director of the Borrower or any Affiliate thereof and/or (B) former employee, former officer, or former director of the Borrower or any Affiliate thereof unless such purchase made pursuant to this clause (B) is at a market price and on arm’s length terms.
Section 3.    Representations and Warranties. Each Credit Party hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in Article VII of the Credit Agreement and in each other Credit Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Credit Documents are valid and subsisting and secure the Credit Parties’ obligations under such Credit Documents.
Section 4.    Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the satisfaction of the following conditions precedent:
(a)    the Administrative Agent shall have received this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, and the Lenders party hereto (which constitute all Lenders party to the Credit Agreement);
(b)    the Borrower shall have paid on the Effective Date (i) all costs and expenses which are payable pursuant to Section 12.5 of the Credit Agreement and which have been invoiced no later than one Business Day prior to the date hereof and (ii) an amendment fee as provided for in that certain Fee Letter, dated as of the Effective Date, by and between Lilis and the Administrative Agent;
(c)    the Administrative Agent shall have received executed copies of any amendments to the Permitted Second Lien Credit Agreement executed on or about the date hereof; and
(d)    the Administrative Agent shall have entered into that certain Letter Agreement, dated as of the Effective Date, by and between the Administrative Agent, in its capacity as Priority Lien Agent (as defined in the Amended and Restated Intercreditor Agreement), and Wilmington Trust, National Association, in its capacity as Second Lien Agent (as defined in the Amended and Restated Intercreditor Agreement), and such Letter Agreement shall be in form and substance satisfactory to the Administrative Agent.
Section 5.    Acknowledgments and Agreements.
(a)    Each Credit Party acknowledges that on the date hereof, all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Credit Party does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement are not impaired in any respect by this Amendment.
(b)    This Amendment is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 6.    Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.
Section 7.    Reaffirmation of Liens. Each Credit Party (a) is party to certain Security Documents securing and supporting the Obligations under the Credit Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified.
Section 8.    Miscellaneous. Sections 12.3, 12.6, 12.9, 12.10, 12.11, 12.12, 12.13, 12.14 and 12.15 of the Credit Agreement are hereby incorporated by reference herein mutatis mutandis.
Section 9.    RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and without limitation or curtailment of any of the provisions of Section 12.5 of the Credit Agreement, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 9 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 9. In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 9 shall survive the termination of this Amendment, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.
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EXECUTED to be effective as of the date first above written.

BORROWER: LILIS ENERGY, INC. By: Name: Title:
GUARANTORS: BRUSHY RESOURCES, INC. HURRICANE RESOURCES LLC LILIS OPERATING COMPANY, LLC IMPETRO OPERATING LLC IMPETRO RESOURCES, LLC By: Name: Title:

ADMINISTRATIVE AGENT: RIVERSTONE CREDIT MANAGEMENT LLC, as Administrative Agent and Collateral Agent

By: Riverstone Equity Partners LP, its sole member
By: Riverstone Holdings LLC, its general partner

By:
Name: Thomas J. Walker
Title: Chief Financial Officer; Authorized Person

LENDERS: RIVERSTONE CREDIT PARTNERS – DIRECT, L.P., as Lender

By: RCP F2 GP, L.P., its general partner
By: RCP F1 GP, L.L.C., its general partner

By:
Name: Thomas J. Walker
Title: Manager

RIVERSTONE CREDIT PARTNERS II – DIRECT, L.P., as Lender

By: RCP F2 GP, L.P., its general partner
By: RCP F1 GP, L.L.C., its general partner

By:
Name: Thomas J. Walker
Title: Manager

Signature Page to Amendment No. 1 to Credit Agreement

RIVERSTONE STRATEGIC CREDIT PARTNERS A-1 AIV, L.P., as Lender

By: RCP Strategic Credit Partners (A-2) GP, L.P., its general partner
By: RCP Strategic Credit Partners (A) GP, L.L.C., its general partner

By:
Name: Thomas J. Walker
Title: Manager

RIVERSTONE STRATEGIC CREDIT PARTNERS A-2 AIV, L.P., as Lender

By: RCP Strategic Credit Partners (A-2) GP, L.P., its general partner
By: RCP Strategic Credit Partners (A) GP, L.L.C., its general partner

By:
Name: Thomas J. Walker
Title: Manager

Signature Page to Amendment No. 1 to Credit Agreement